                                                            EX-99.B-77I

          SUB-ITEM 77I:   Terms of New or Amended Securities

                               ARTICLES OF DISSOLUTION

          FIRST:    The name of the corporation is Waddell & Reed Advisors
          Continental Income Fund, Inc.

          SECOND:   The address of the principal office of the corporation
          is 300 East Lombard Street, Baltimore, Maryland 21202.

          THIRD:    The name of the resident agent of the Corporation who
          shall serve for one year after dissolution and until the affairs of the Corporate are wound up is:  The Corporation Trust
          Incorporated, 300 East Lombard Street, Baltimore, Maryland
          21202.

          FOURTH:   The name and address of each of the directors is as
          follows:

               Name                     Address

               Henry J. Herrmann        6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

               Michael L. Avery         6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

               Jarold W. Boettcher      6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

               James M. Concannon       6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

               John A. Dillingham       6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

               David P. Gardner         6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

               Joseph Harroz, Jr.       6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

               Robert L. Hechler        6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

               Albert W. Herman         6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

               Glendon E. Johnson       6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

               Frank J. Ross, Jr.       Polsinelli Shughart PC
                                        700 West 47th  Street, Suite 1000
                                        Kansas City, MO 64112

               Eleanor B. Schwartz      6300 Lamar Avenue
                                        Shawnee Mission, KS 66202

          FIFTH:    The address and titles of the officers of the
          Corporation are as follows.  The address of each officer of the
          Corporation is 6300 Lamar Avenue, Shawnee Mission, KS 66202.

               Name                     Title

               Henry J. Herrmann        President

               Joseph Kauten            Vice President and Treasurer

               Mara Herrington          Vice President and Secretary

          SIXTH:    The dissolution effective by these Articles of
          Dissolution was approved in the manner and vote required by law and the charter of the Corporation.  The dissolution of the
          Corporation was duly authorized by a unanimous vote of the Board of Directors of the Corporation at a meeting held on September
          17, 2008.  The dissolution was approved by the Corporation's shareholders at a Special Meeting of Shareholders held on
          December 12, 2008, by a vote of a majority of the Fund's shares entitled to vote at the meeting.

          SEVENTH:  The Corporation has no known creditors.

          EIGHTH:   Pursuant to an Agreement and Plan of Reorganization
          and Termination of the Corporation, the Corporation is hereby dissolved.  The Corporation has applied its assets to the
          payment and discharge of all existing debts and obligations of the Corporation, including necessary expenses of liquidation, and has distributed in one or more payments the remaining assets among the shareholders of the Corporation, with each shareholder receiving his proportionate share of each payment.

                    The undersigned Secretary certifies under the
          penalties of perjury that to the best of my knowledge,
          information and belief, the matters and facts set forth in these
          Articles of Dissolution with respect to the approval thereof are true in all material respects.

                                        Waddell & Reed Advisors
                                        Continental Income Fund, Inc.

                                        By:  /s/ Mara Herrington
                                             Mara Herrington
                                             Secretary

          Attest:   /s/ Megan Bray
                    Megan Bray
                    Assistant Secretary

          STATE OF KANSAS  )
                           ) ss
          COUNTY OF JOHNSON)

          Subscribed and sworn to before me this 27th day of August, 2009.

          /s/ Janelle H. Stephan
          Janelle H. Stephan
          Notary Public

          My Commission Expires: July 21, 2013